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                                                                   EXHIBIT 10(a)

                                ASHWORTH, INC.
                        EXECUTIVE EMPLOYMENT AGREEMENT
                               GERALD W. MONTIEL

     THIS AGREEMENT effective January 1, 1995, is made and entered into by and between ASHWORTH, INC. (the Company) and GERALD W. MONTIEL (Montiel).

     1.   EMPLOYMENT.  The Company hereby employs Montiel, and Montiel hereby
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accepts employment upon the terms and conditions hereinafter set forth.


     2.   TERM.  Subject to the provisions for termination as hereinafter
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provided, the term of this Agreement shall commence January 1, 1995.


     3.   COMPENSATION.  For all services rendered by Montiel under this
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Agreement, the Company shall pay Montiel an annual base salary no less than
Three Hundred and Twelve Thousand Five Hundred ($312,500) Dollars, payable in bi-weekly installments. Such compensation shall be reviewed periodically in the sole discretion of the Board's Compensation Committee on the basis of merit and the Company's financial success and progress.

     4.   DUTIES. Montiel is engaged as Chief Executive Officer; however, at his
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option at any time during the term of this Agreement upon thirty days notice to the Company, Montiel can relinquish his title as Chief Executive Officer and remain as only Chairman of the Board without a change in salary or benefits. As Chief Executive Officer he shall have complete responsibility for the management of the operations of the Company, and shall have full authority and responsibility, subject to the general direction and control of the board of directors, for formulating policies and administering the Company in all respects. His power shall include authority to hire and fire personnel of the Company and to retain consultants when he deems necessary to implement the Company's policies. The precise services of Montiel may be extended or reduced from time to time at the direction of the board of directors, provided any such expanded services are services normally associated with the position held by Montiel. Should Montiel exercise his option to relinquish his title as Chief Executive Officer and remain as only Chairman of the Board, his services and duties shall be those normally associated with the position of Chairman of the Board.

     5.   EXTENT OF SERVICES.  Montiel agrees to devote his best efforts to the
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business of the Company and shall not allow any other business interests to adversely affect his obligations and responsibilities in a material way under this Agreement. Nothing in this Agreement shall be construed as preventing Montiel from (a) investing his assets in any form or manner, (b) serving as a Chairman, officer, director, advisor, or consultant to another company or companies; provided, however, that such services are not in connection with a business which is in direct competition with the Company; or (c) starting and participating in a new apparel business with members of his family and others, which consists of a retail chain of sportswear apparel stores, hereinafter referred to as the "Family Business." The concept regarding said Family Business has been previously proposed to the Board of Directors of the Company and has been determined by the Board not to be a corporate opportunity. The Company hereby acknowledges and agrees that
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Montiel's involvement in such Family Business would not be a conflict of interest or in direct competition with the Company.

     6.   WORKING FACILITIES.  Montiel shall be furnished with a private office,
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stenographic help, and such other facilities and services suitable to Montiel's position and adequate for the performance of the duties required by this Agreement.

     7.   EMPLOYEE BENEFITS.  Except as otherwise provided herein, Montiel shall
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be entitled to receive all of the rights, benefits, and privileges of a principal executive under any retirement, pension, profit-sharing, insurance, health and hospital, and other employee benefit plans which may be now in effect or hereafter adopted.

     8.   LIFE INSURANCE.  The Company shall maintain life insurance in the
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amount of $2,000,000, the beneficiary of which may be named by Montiel.  Upon termination of employment, the ownership of the life insurance shall be transferable to Montiel upon his payment to the company of one-half of the then cash value of such insurance.

     9.   AUTOMOBILE ALLOWANCE.  The Company shall pay Montiel an automobile
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expense allowance of $500 per month.

     10.  VACATION. Montiel shall be entitled to annual vacations in a manner
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commensurate with Montiel's status as a principal executive.

     11.  DISABILITY.  In the event Montiel shall become disabled during the
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term of employment for a continuous period up to ninety days, Montiel's salary shall continue at the same rate as on the date of such disability. As additional compensation, the Company agrees to pay to Montiel his cost of disability insurance which will provide him with disability benefits after a waiting period of ninety days in an amount no less than two-thirds of his then current salary, such benefits to continue until the earlier of termination of Montiel's disability or to age 65. For the purpose of this Agreement, disability shall mean mental or physical illness or condition rendering Montiel incapable of performing his normal duties with the Company.

     12.  PROPRIETARY INTERESTS OF COMPANY.  Recognizing and acknowledging that
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nothing in this Agreement prevents Montiel from providing services to other companies which are not in direct competition with the Company and nothing prevents Montiel from starting up and participating in a new Family Business, Montiel agrees that he will not, during or after the term of his employment, disclose confidential and proprietary information of the Company which are valuable, special, and unique assets of the Company's business (Trade Secrets).

     In the event of a breach or threatened breach by Montiel of the provisions of this section, the Company shall be entitled to an injunction restraining Montiel from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages, costs, and attorney fees.

     13.  NONCOMPETE.  Recognizing and acknowledging that nothing in this
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Agreement prevents Montiel from providing services to other companies which are not in direct competition

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and nothing prevents Montiel from starting up and participating in a new Family
Business as described above, Montiel agrees that during the term of this Agreement and for a period of ten years after termination of employment, Montiel will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which manufactures or sells golf-inspired sportswear which is substantially the same as that of the Company through either the same channels of distribution as the then current channels of distribution of the Company or specialty retail golf shops.

     As consideration for Montiel's noncompete agreement, the Company shall pay Montiel compensation equal to the total of (i) 100% of his then current salary plus (ii) nine times an amount equal to 40% of his then current salary, provided, however, such compensation shall not be less than $1,437,500. Such compensation shall be paid in advance annual installments with the first installment to be in the amount of 100% of his then current salary but not less than $312,500 and paid on the first day of the first month following his last day of employment and nine additional advance installments each to be in an amount equal to 40% of his then current salary but not less than $125,000 and paid on the anniversary of the first installment date in each of the subsequent years; provided, however, that in the event of Montiel's death during the noncompete period, any remaining installments shall be paid to any beneficiary designated by Montiel or, if no such beneficiary has been designated, to his estate. The Company also agrees to continue to provide Montiel full employee benefits for the first year following termination of his employment.

     In the event of Montiel's actual or threatened breach of the provisions of this paragraph, the company shall be entitled to an injunction restraining Montiel therefrom. Nothing shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of the noncompete compensation described above, damages, costs, and attorney fees.

     14.  EXPENSES.   Montiel is authorized to incur reasonable expenses for
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promoting and conducting the business of the Company, including expenses for entertainment, travel and similar items. The Company will reimburse Montiel for all such expenses upon the presentation by Montiel, from time to time, of an itemized account of such expenditures.

     15.  TERMINATION OF EMPLOYMENT.
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          a.  Death.  In the event of Montiel's death during his employment, the
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Company shall pay to any beneficiary designated by Montiel or, if no such beneficiary has been designated, to his estate, an amount equal to the compensation which is then due to Montiel as provided by this Agreement, plus an amount equal to the total of (i) 100% of his then current salary plus (ii) nine times an amount equal to 40% of his then current salary, provided, however, the sum of (i) and (ii) shall not be less than $1,437,500. The payment schedule for the sum of (i) and (ii) above shall be the same as that set forth in Section 13 above.

          b.  Termination or Resignation.  The Company may terminate Montiel's
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employment without notice.  Montiel may resign from such employment upon 90 days written

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notice to the Company. Upon either such event, Montiel, if requested by the
Company, shall continue to render his services, and shall be paid the then current salary and benefits up to the effective date of termination or resignation, as the case may be.

          c.  Stock Options.  Upon Montiel's death or termination of his
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employment without cause or as a result of a change of control of the Company
(as defined by the Compensation Committee and attached to the minutes of November 4, 1994), all options then held by Montiel shall become immediately exercisable for a period of one year in the event of death and for a five-year period in the event of termination of his employment without cause or as a result of a change of control of the Company.

     16.  NOTICES.  Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail to Montiel's residence in the case of Montiel or to its principal office in the case of the Company.

     17.  WAIVER.  The waiver of any provision of this Agreement shall not
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operate or be construed as a waiver of any other provision of this Agreement.
No waiver shall be valid unless in writing and executed by the party to be charged therewith.

     18.  SEVERABILITY/MODIFICATION.  In the event that any clause or provision
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of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and, as severed and/or modified, this Agreement shall remain in full force and effect.

     19.  ASSIGNMENT.  The rights and obligations of the Company under this
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Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Montiel acknowledges that the services to be rendered under this Agreement are unique and personal. Accordingly, Montiel may not assign his rights and obligations under this Agreement.

     20.  ENTIRE AGREEMENT.  This instrument contains the entire agreement
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concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other such agreements between the parties. It may not be amended except by an agreement in writing signed by both parties.

     21.  GOVERNING LAW AND JURISDICTION.  This Agreement shall be interpreted,
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construed, and enforced under the laws of the State of California.  The courts and authorities of

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the State of California shall have sole jurisdiction and venue over all controversies which may arise with respect to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date and year indicated below, effective January 1, 1995.

                              THE COMPANY:

                              ASHWORTH, INC.

Dated:                        By:  /s/ RICHARD H. WERSCHKUL
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                                       Richard H. Werschkul, President

                              MONTIEL:

Dated:                            /s/ GERALD W. MONTIEL
      ---------------------      -------------------------------------
                                      Gerald W. Montiel

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